Exhibit 23.4

Consent of DeGolyer and MacNaughton

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 4, 2014

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of our “Appraisal Report as of December 31, 2013 on Certain Properties owned by Linn Energy, LLC”, “Appraisal Report as of December 31, 2012 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC”, and the information taken from such reports, in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-184647) and related prospectus of Linn Energy, LLC, Linn Energy Finance Corp. and the subsidiary guarantors listed therein (the “Form S-3”). We further consent to the inclusion of our third party Letter Report dated February 4, 2014 as Exhibit 99.1 in the Form S-3. Additionally, we consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DeGolyer and MacNaughton
DEGOLYER AND MACNAUGHTON
Texas Registered Engineering Firm F-716